EXHIBIT 24


                     POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Merry-Go-Round Enterprises, Inc., a Maryland corporation (the "Company"), hereby constitute and appoint Leonard Weinglass and Isaac Kaufman, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, or either of them, to sign for the undersigned and their respective names, as directors and as officers of the Company, a Registration Statement on Form S-8 or other appropriate form (and any pre-effective or post-effective amendment or supplement to such Registration Statement), to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission relating to the Common Stock to be issued by the Company in connection with the Company's 1989 Long-Term Incentive Plan.

                        Capacity                           Date
/s/ Leonard Weinglass   Chairman of the Board       December 2, 1994
Leonard Weinglass       and Chief Executive
                        Officer (Principal
                        Executive Officer)


/s/ Michael D. Sullivan President and Director      December 2, 1994
Michael D. Sullivan


/s/ Isaac Kaufman       Executive Vice President,   December 2, 1994
Isaac Kaufman           Chief Financial Officer,
                        Secretary, Treasurer and
                        Director (Principal Financial
                        Officer)


/s/ Frank C. Peters     Vice President and          December 2, 1994
Frank C. Peters         Controller (Principal
                        Accounting Officer)


/s/ Raymond F. Altman   Director                    December 2, 1994
Raymond F. Altman


/s/ Robert B. Bank      Director                    December 2, 1994
Robert B. Bank


/s/ Alan E. Berkowitz   Director                    December 2, 1994
Alan E. Berkowitz